Exhibit 10.1

THIRD AMENDMENT AGREEMENT

THIS THIRD AMENDMENT AGREEMENT, dated as of November 20, 2023 (this “Agreement”), is by and among and each purchaser identified on Schedule A hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”), and Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated), a Nevada corporation (the “Company” and together with the Purchasers each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company and Purchasers entered into a Securities Purchase Agreement dated October 25, 2021 (the “SPA”), pursuant to which the Company issued to the Purchaser, as set forth on Schedule A, secured convertible notes in the original aggregate principal amount of $16,304,348 (collectively, the “Notes”), Class A, Class B and Class C common stock purchase warrants (collectively, the “Warrants”) to purchase up to an aggregate of 1,776,073 shares of Common Stock. Capitalized Terms not defined herein shall have the meaning set forth in the SPA and other Transaction Documents (as defined in the SPA);

WHEREAS, on July 19, 2022, the Parties entered into an Addendum (the “Addendum”) to memorialize certain agreements between the Parties;

WHEREAS, the Company and the Purchasers entered into an Addendum dated July 19, 2022, which was subsequently amended by the Addendum Amendment dated September 13, 2022 and Second Addendum Amendment dated March 10, 2023;

WHEREAS, on April 24, 2023, the Parties entered into an Extension Agreement (the “Extension”) to memorialize certain agreements between the Parties;

WHEREAS, on May 11, 2023, the Parties entered into a Second Amendment Agreement (the “SAA”) to memorialize certain agreements between the Parties;

NOW THEREFORE, in contemplation of a possible investment in the Company to finance its projects and repay the face value of the Notes in a form that limits potential dilution to equity holders, for consideration of the mutual benefits accruing to Parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENTS

1. Notes Prepayment. In the event the Company prepays the amounts owed under the Notes the Company shall pay an additional twenty percent (20%), provided however in the event such prepayment occurs between February 15, 2024, and July 24, 2024, such additional amount shall be reduced to ten percent (10%).

2. Note Repricing. An aggregate $4,700,000 of the Notes, as allocated on Schedule A, shall have the Conversion Price reduced to $3.78 per share, subject to further adjustment as set forth in the Notes.

3. Conversion at Company Option. Subject to the Beneficial Ownership Limitations, the Company has the right to force the conversion of up to $1,500,000, as allocated on Schedule A, of face value of the notes at $3.78 in whole in part at any time up to the maturity Date, provided that at the time of such conversion the share price on the Trading Market exceeded $5.00 and a minimum volume of 50,000 traded each Trading Day for the five Trading Days immediately prior to such forced conversion.

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4. Exchange. The exercise price of the warrants set forth on Schedule A shall be reduced to $0.01 (the “Repriced Warrant(s)”). Prior to February 1, 2024, for each $31.33 in Note converted by a Purchaser, such Purchaser may exercise one Repriced Warrant. However, on February 1, 2024, all of the Repriced Warrants shall be immediately exercisable. The Company acknowledges that the holding period of securities of the Company held by the Purchasers, including the Repriced Warrants, are unaffected by this Agreement and the transaction contemplated herein.

5. Public Disclosure. Within one (1) business day after execution of this Agreement, the Company shall file a form 8-K with the Securities and Exchange Commission, disclosing this Agreement, which shall be an exhibit to such filing. The Company shall also file additional form 8-Ks within one (1) Trading Day after the Second Reset and Third Reset.

6. Event of Default. A breach of the terms of this Agreement shall be an Event of Default under the Notes.

7. Representations. The Company warrants and represents that all the warranties and representations of the Company set forth in the Transaction Documents are true and accurate in all material respects as of the date of this Agreement and will be as of the Approval Date, First Reconcile Date and Second Reconcile Date. This Agreement shall be included in the definition of “Transaction Documents” in the SPA.

8. Public Disclosure. Notwithstanding any provision to the contrary in the Transaction Documents, the Company shall file this Agreement and the Amendment to the Escrow Agreement under cover of Form 8-K on the third business day after the date hereof.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. (b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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10. Injunctive Relief. Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

11. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the Parties.

12. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through G&M. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other electronic format (including via .pdf and DocuSign) shall be effective as an original.

14. Notices. All notices shall be delivered in accordance with the notice provisions of the SPA and Security Agreement.

15. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as specifically modified herein, the Transaction Documents including the Addendum remain in full force and effect without any waivers or modifications. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. As used in this Agreement, any consent of the Purchasers shall be determined in accordance with the terms of the SPA.

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IN WITNESS WHEREOF, the parties have caused this Addendum Amendment to be duly executed as of the day and year first above written.

COMPANY

Soluna Holdings, Inc.

By:
Its:

PURCHASERS

ALPHA CAPITAL ANSTALT	SUPEREIGHT CAPITAL HOLDINGS LTD.

By:	By:
Name:	Name:
Title:	Title:

3I, LP

By:
Name:	XINIU NIE
Title:

AJF Consulting

By:
Name:	YI HUA CHEN
Title:

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Schedule A

Purchaser	Portion of Notes being Repriced	Portion of Notes Subject to the Company Conversion Option	Number of Warrants repriced to $0.01

Alpha Capital Anstalt	$2,974,718.84	$949,378.35	94,938[a]
Supereight Capital Holdings Ltd.	$50,119.20	$15,995.49	1,600[b]
AJF Consulting	$90,315.05	$28,823.95	2,882[b]
3i LP	$1,223,586.73	$390,506.40	39,051[b]
Xiniu Nie	$224,795.28	$71,743.17	7,174[b]
Yi Hua Chen	$136,464.90	$43,552.63	4,355[b]
Total	$4,700,000.00	$1,500,000.00	150,000

a.	Repriced from the Original Class A warrants issued on October 25, 2021, NYDIG warrants issued on January 14, 2022, and Class D, E, F, and G warrants issued on September 13, 2022.

b.	Repriced from the Original Class A warrants issued on October 25, 2021 and Class D, E, F and G warrants issued on September 13, 2022.

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